EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IBEX Limited
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 2019, except for Notes 2.2.1, 3.9 and 25, which are July 28, 2020, relating to the consolidated financial statements of IBEX Limited appearing in the Company’s Registration Statement on Form F-1, as amended, dated July 29, 2020.

/s/ BDO LLP
London, United Kingdom
August 7, 2020